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                                   EXHIBIT 10



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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                                  IMOJO, INC.,

                                 SKYGIVERS, INC.

                                       AND

                              IMA ACQUISITION, INC.



                              DATED: MARCH 15, 2001




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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 15, 2001, is made and entered into by and among IMOJO, INC., a Delaware corporation ("IMOJO"), SKYGIVERS, INC., a Nevada corporation ("SkyGivers"), and IMA ACQUISITION, INC., a Delaware corporation and wholly-owned subsidiary of SkyGivers ("IMA").

                                   BACKGROUND

         WHEREAS, IMOJO identifies deficiencies in multiple marketplaces including, but not limited to, pharmaceutical/medical, advertising, communications, media and financial, and develops technology solutions for these deficiencies (the "Business"); and

         WHEREAS, the respective Boards of Directors of IMOJO, SkyGivers and IMA, have approved the merger of IMA with and into IMOJO (the "Merger") with IMOJO being the surviving corporation, upon the terms and subject to the conditions more fully set forth herein.

         NOW, THEREFORE, and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                         THE MERGER AND RELATED MATTERS

         SECTION 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Articles of Merger duly executed and acknowledged shall be filed in the office of the Secretaries of State of the States of Delaware and Nevada, as necessary, on the Closing Date (as defined in Article 4) or as soon as practicable thereafter. The Merger shall become effective upon such filing (the "Effective Time"). At the Effective Time, IMA shall be merged with and into IMOJO, and IMOJO shall continue as the surviving corporation under the laws of the State of Delaware (such continuing corporation sometimes hereinafter referred to as the "Surviving Corporation"). For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.2 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the laws of the State of Delaware. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of IMOJO shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of IMA shall be merged with and into IMOJO, and IMOJO, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of IMA shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to IMOJO and IMA shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of IMOJO and IMA. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of IMOJO and IMA and any claim existing, or action or proceeding pending, by or against IMOJO or IMA may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Except as set forth herein, neither the rights of creditors nor any liens upon the property of IMOJO or IMA shall be impaired by the Merger, and all debts, liabilities and duties of IMOJO and IMA shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

         SECTION 1.3 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of IMOJO, as in effect immediately prior to the Closing, shall be the Articles of Incorporation of the Surviving Corporation.

         SECTION 1.4 BY-LAWS OF THE SURVIVING CORPORATION. The By-Laws of IMOJO, as in effect immediately prior to the Closing, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         SECTION 1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, Corey Morrison and Steven Cantor shall be the directors of the Surviving Corporation, to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of IMOJO, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, shall be as designated by the Board of Directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

         SECTION 1.6 MANNER OF CONVERSION. As of the Effective Time:

                  (a) all of the shares of common stock, $.01 par value, of IMOJO which are issued and outstanding immediately prior to the Effective Time (the "IMOJO Shares"), by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent the right to receive the Merger Consideration, as provided in Section 1.7 hereof;

                  (b) all IMOJO Shares which are held by IMOJO as treasury stock shall be canceled and retired and no consideration shall be delivered or paid in exchange therefor; and

                  (c) each share of the capital stock of IMA shall be cancelled and in exchange therefore, 1,000 shares of IMOJO shall be issued to SkyGivers.

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         SECTION 1.7 MERGER CONSIDERATION. At the Effective Time, IMOJO Shares,
other than IMOJO Shares held in treasury (which shall be cancelled pursuant to Section 1.6(b) above), by virtue of the Merger and without any action on the part of the stockholders of IMOJO (the "IMOJO Stockholders"), automatically shall be canceled and extinguished and converted into the right to receive an aggregate of 600,000,000 Shares (as herein defined) (comprised of approximately 50,000,000 shares of common stock of SkyGivers (the "Common Shares") and approximately 550,000 shares of Preferred Stock having such name as shall be designated by SkyGivers Board of Directors (the "Preferred Shares") and warrants to purchase an additional 500,000,000 Shares at an exercise price of $.03 per share (the "Warrants"). The Warrants shall be exercisable for a period of five years from the Closing Date. Each share of Preferred Stock shall have the rights and privileges equal in all respects to 1,000 shares of Common Stock. The Merger Consideration may be allocated and distributed to the IMOJO Stockholders, in accordance with their relative interests therein, in such combinations of Warrants and Shares (Common Shares and/or Preferred Shares) as IMOJO may determine in its sole discretion. As used herein, a "Share" shall mean a Common Share or common share equivalent. Any reference herein to a quantity of Shares shall refer to that number of Common Shares or a number of Preferred Shares and/or Common Shares (in any combination) having the rights of an equivalent number of Common Shares.

         SECTION 1.8 ADJUSTMENTS TO MERGER CONSIDERATION.

                  (a) Notwithstanding anything to the contrary contained herein, in the event the liabilities of SkyGivers as of the Effective Time, whether or not disclosed in the financial statements of SkyGivers dated as of September 30, 2000 (the "Financial Statements"), are determined to exceed One Hundred Thousand Dollars ($100,000), the IMOJO Stockholders shall receive an additional 10,000,000 Shares for each additional $100,000 in liabilities and a proportionate amount for any fraction thereof.

                  (b) Notwithstanding anything to the contrary contained herein, in the event of a breach by SkyGivers of any of the representations and warranties contained in Article 3 hereof, the IMOJO Stockholders shall be entitled (i) at their sole discretion, to terminate the Agreement in accordance with Article 10, or (ii) for a period of time not to exceed two years from the Closing Date, receive such additional Shares in settlement of any such breach in an amount equal to the fair value of such claim divided by the fair market value of the Common Stock as of the date on which the fair value of the claim is determined by IMOJO's accountants.

                  (c) If, prior to the Effective Time, the outstanding shares of SkyGivers common stock shall be changed into a greater number of shares or a different class of stock by reason of any reclassification, recapitalization, exchange of shares, stock split, or otherwise, the number of Shares to be received by the IMOJO Stockholders hereunder shall be likewise adjusted to reflect the changed number or classification of SkyGivers Common Stock.

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                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF IMOJO

         IMOJO hereby makes the following representations and warranties to IMA and SkyGivers:

         SECTION 2.1 ORGANIZATION. IMOJO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to carry on the Business. As of the date hereof, IMOJO has ______ shares of common stock issued and outstanding, which are owned by the stockholders set forth in the corporate documents being provided to SkyGivers in accordance with Section 2.5 hereof, and no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of common stock of IMOJO as identified in such corporate documents (the "IMOJO Shares") are free and clear of all liens and encumbrances of any kind. The IMOJO Shares represent all of the issued and outstanding shares, of all types or classes, of IMOJO and there are no outstanding options, warrants, convertible or exchangeable securities or other rights to purchase shares of capital stock of IMOJO.

         SECTION 2.2 PENDING CLAIMS.

                  (a) There is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to IMOJO's knowledge threatened, against IMOJO relating to the Business and there are no unasserted claims possible of assertion involving the Business of which IMOJO has notice or knowledge;

                  (b) There are no audits by a governmental authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to IMOJO's knowledge, threatened against or affecting the Business;

                  (c) There are no unpaid judgments of any kind against IMOJO relating to the Business; and

                  (d) IMOJO has not been charged with or, to its knowledge threatened, with a charge or violation or, to its knowledge, is it under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to any aspect of the Business.

         SECTION 2.3 TITLE TO ASSETS. IMOJO is the sole and exclusive owner of, and has good and marketable title to, all of its assets (the "Assets"), rights, properties, claims, contracts and businesses of every kind, nature, character and description, tangible and intangible, personal, real or mixed, wherever located, free and clear of all liens, mortgages, pledges, claims, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, assessments, defects in title, encroachments, charges or any other burden of restriction of any kind or nature (collectively, "Liens"); and (b) no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in the Assets.

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         SECTION 2.4 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby between the parties hereto by IMOJO and the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby will not (a) result in or constitute a breach or an event that, with or without notice or the passing of time or both, would be a default, breach or other violation of the articles of incorporation or bylaws of IMOJO; (b) violate (with or without the giving of notice or the passing of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to IMOJO, the Business or any of the Assets, and (c) with or without the giving of notice or the passing of time or both (i) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of IMOJO under, or (ii) result in the creation of any Liens upon all or any portion of the properties, assets (including the Assets) or the Business pursuant to, the articles of incorporation or bylaws of IMOJO, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which IMOJO is a party or by which IMOJO, the Assets or Business is bound.

         SECTION 2.5 CORPORATE DOCUMENTS. IMOJO has furnished to SkyGivers for its examination true and correct copies of the articles of incorporation, bylaws and minute books of IMOJO.

         SECTION 2.6 CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, IMOJO shall operate the Business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact the Business, its relationships with third parties, all memberships, if any, that it presently holds, the goodwill it has accrued and the services, to the extent practicable, of its existing officers, employees, and directors.

         SECTION 2.7 AUTHORIZATION. IMOJO has taken all necessary corporate action on its part as may be required under the laws of the jurisdiction of organization and under its charter documents to authorize the execution, delivery and carrying out of this Agreement and other documents and instruments, and has executed the same in connection herewith on behalf of IMOJO.

         SECTION 2.8 AUTHORITY AND ENFORCEABILITY. IMOJO has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by IMOJO of this Agreement and any other agreements contemplated hereby and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of IMOJO. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by IMOJO of this Agreement and any other agreements between the parties contemplated hereby and the consummation by IMOJO of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by IMOJO and constitutes a valid and legally binding obligation of IMOJO, enforceable against it in accordance with the terms hereof.

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         SECTION 2.9 LIABILITIES. To the best knowledge of IMOJO, there are no liabilities or potential liabilities of IMOJO which in the aggregate exceed One Million ($1,000,000) Dollars.

         SECTION 2.10 NO MATERIAL MISSTATEMENT OR OMISSION OF MATERIAL FACT. IMOJO will provide SkyGivers with written materials relating to IMOJO that SkyGivers reasonably requests in connection with this Agreement. This Agreement together with any documents executed concurrently herewith do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE 3
               SKYGIVERS' AND IMA'S REPRESENTATIONS AND WARRANTIES

         SkyGivers and IMA each represent and warrant to IMOJO, its respective successors and assigns that:

         SECTION 3.1 ORGANIZATION. SkyGivers is a corporation duly organized, existing and in good standing under the laws of the State of Nevada, and is not presently and has not since its incorporation been the subject of any governmental or quasi-governmental inquiry or review which would materially adversely affect its business or operations, nor to the knowledge of SkyGivers, is any such inquiry or review pending or threatened. IMA is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2 PENDING CLAIMS.

                  (a) There is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to SkyGivers' or IMA's knowledge threatened, against SkyGivers or IMA, respectively, relating to the business of either of them and there are no unasserted claims possible of assertion involving such business of which SkyGivers or IMA has notice or knowledge;

                  (b) There are no audits by a governmental authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to SkyGivers' or IMA's knowledge, threatened against or affecting either of them or their respective businesses;

                  (c) There are no unpaid judgments of any kind against SkyGivers or IMA relating to either of them or their respective businesses; and

                  (d) Neither SkyGivers nor IMA has been charged with or, to the knowledge of either of them threatened, with a charge or violation or, to the knowledge of either of them, is either under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to any aspect of either of them or their respective businesses.

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         SECTION 3.3 TITLE TO ASSETS. Each of SkyGivers and IMA is the sole and exclusive owner of, and has good and marketable title to, all of its respective assets, rights, properties, claims, contracts and business of every kind, nature, character and description, tangible and intangible, personal, real or mixed, wherever located, free and clear of all liens, mortgages, pledges, claims, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, assessments, defects in title, encroachments, charges or any other burden or restriction of any kind or nature; and (b) no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in any of such assets.

         SECTION 3.4 AUTHORIZATION. Each of SkyGivers and IMA has taken all necessary corporate action on its part as may be required under the laws of the jurisdiction of organization and under its charter documents to authorize the execution, delivery and carrying out of this Agreement and other documents and instruments, and has executed the same in connection herewith on behalf of SkyGivers and IMA, respectively.

         SECTION 3.5 AUTHORITY AND ENFORCEABILITY. SkyGivers and IMA each have the full right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement. The execution, delivery and performance by SkyGivers and IMA of this Agreement and any other agreements contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by SkyGivers as the sole shareholder of IMA and by the Board of Directors of SkyGivers. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by SkyGivers and IMA of this Agreement and any other agreements between the parties contemplated hereby and the consummation by SkyGivers and IMA of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by SkyGivers and IMA and constitutes a valid and legally binding obligation of SkyGivers and IMA, enforceable against each of them in accordance with the terms hereof.

         SECTION 3.6 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby between the parties hereto by SkyGivers and IMA and the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby will not (a) result in or constitute a breach or an event that, with or without notice or the passing of time or both, would be a default, breach or other violation of the articles of incorporation or bylaws of SkyGivers or IMA;
(b) violate (with or without the giving of notice or the passing of time or both) or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to SkyGivers or IMA; and (c) with or without the giving of notice or the passing of time or both, violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of any obligations of SkyGivers or IMA. SkyGivers is not subject to the provisions of
Section 78:378 of the Nevada General Corporation Law.

         SECTION 3.7 CORPORATE DOCUMENTS. SkyGivers and IMA have furnished to IMOJO for its examination true and correct copies of their articles of incorporation, bylaws and minute books.

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         SECTION 3.8 CAPITALIZATION. As of the date hereof, the authorized capital stock of SkyGivers consists of (a) 750,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of which approximately 422,000,000 shares of Common Stock are validly issued and outstanding, fully paid and non-assessable and (b) 25,000,000 shares of Preferred Stock (the "Preferred Stock") of which no shares are issued and outstanding. SkyGivers has received commitments from eight (8) of its existing stockholders to redeem (the "Redemption") an aggregate of 143,000,000 shares of Common Stock for a redemption price (the "Redemption Price") of $.000001 per share. Except for (i) the Redemption, (ii) warrants issued by SkyGivers prior to October 2000 for which notice of redemption has been provided (and for which the redemption price not exceeding $100 has not yet been paid), (iii) warrants held by two stockholders to purchase a total of 3,500,000 shares of SkyGivers' common stock, exercisable until February 1, 2003 at an exercise price of $.05 per share, and
(iv) agreements to issue to two persons an aggregate of 2,500,000 shares of SkyGivers Common Stock, SkyGivers has no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which SkyGivers is a party or by which it is bound, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or acquisition, of any shares of capital stock of SkyGivers or obligating it to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, or any other obligation to make any other distribution in respect thereof. Except for this Agreement and certain registration rights granted to a stockholder with respect to 14,000,000 shares of SkyGivers Common Stock, there are no voting trusts or agreements, shareholder agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of SkyGivers (whether or not SkyGivers is a party thereto). SkyGivers holds no shares of capital stock in its treasury. The Preferred Stock is so-called "blank check" preferred stock which may have such rights and preferences as the Board of Directors of SkyGivers may authorize from time to time.

         SECTION 3.9 LIABILITIES. To the best knowledge of SkyGivers, there are no liabilities or potential liabilities of SkyGivers (other than the obligation to pay certain attorneys' fees described in Section 11.1 hereof), whether or not disclosed in the Financial Statements which in the aggregate exceed Fifty Thousand ($50,000) Dollars.

         SECTION 3.10 CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, SkyGivers shall operate its business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact the business and its relationships with third parties.

         SECTION 3.11 NO MATERIAL ADVERSE EFFECT. Since the date of the Financial Statements, there has not occurred any change, event or effect (a "Material Adverse Effect") that is materially adverse to the business, assets (including, without limitation, intangible assets), liabilities, financial condition or results of operations of SkyGivers or any of its subsidiaries, taken as a whole; provided that the demands for payment of certain liabilities (each of which will be identified to IMOJO prior to the Closing Date) of SkyGivers by vendors or other parties does not constitute a "Material Adverse Effect" hereunder.

         SECTION 3.12 NO MATERIAL MISSTATEMENT OR OMISSION OF MATERIAL FACT. All filings required to be made under the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations promulgated thereunder have been made. Neither this Agreement, nor any schedules provided in connection herewith, any documents executed concurrently herewith, at the time of execution, nor any of the documents filed by SkyGivers with the SEC (including all financial statements included therein and exhibits thereto) (the "SEC Filings") at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein in light of the circumstances under which they were made, not misleading. At the time of any SEC Filings, such SEC Filings conformed with the requirements of the Act and the Rules and Regulations promulgated thereunder,

                                   ARTICLE 4
                                   THE CLOSING

         The closing ("Closing") of the Merger and any other transactions contemplated by this Agreement shall take place at the law offices of Westerman Ball Ederer & Miller, LLP, 600 Old Country Road, Suite 500, Garden City, New York 11530 within 10 days after satisfaction of the conditions set forth in
Article 5 hereof, but no later than April 30, 2001, or at such other place and time and on such other date, as the parties may agree upon in writing ("Closing Date").

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

         The obligations of each party to engage in the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

                  (a) The directors of SkyGivers shall have authorized and caused to be executed and filed with the Secretary of State of the State of Nevada a Certificate of Designation describing the relative rights and preferences of the Series A Preferred Stock in the form annexed hereto as Exhibit A.

                  (b) The receipt of all requisite approvals by government agencies and authorities and all consents and approvals of third parties as may be required for the consummation of the Merger;

                  (c) Approval by the Boards of Directors of each of the parties hereto, the IMOJO Stockholders and SkyGivers as the sole stockholder of IMA;

                  (d) Completion of satisfactory due diligence;

                  (e) Consummation of the Redemption and execution by eight (8) stockholders of SkyGivers whose stock is being redeemed pursuant to the Redemption of a general release waiving any and all right to assert claims, whether known or unknown, with respect to the purchase price paid for shares of SkyGivers Common Stock in connection with the Redemption; and

                  (f) Execution of a release dated no earlier than the Closing Date, in form and substance satisfactory to IMOJO's counsel, by Kathleen Tyler with respect to any and all claims or potential claims against SkyGivers including, but not limited to, any claim related to any grant of options to purchase SkyGivers Common Stock.

                  (g) Nothing shall have occurred or be continuing that would of itself, or with the passing of time or giving of notice or both, have a material adverse effect on the business or assets of SkyGivers, IMOJO or IMA.


                                   ARTICLE 6
                   CONDUCT AND TRANSACTIONS OF SKYGIVERS, IMA,
               AND SKYGIVERS' STOCKHOLDERS PRIOR TO EFFECTIVE TIME

                  (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, SkyGivers shall carry on its business in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact its present business organization and preserve its relationships with third parties and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. SkyGivers shall continue to make all required government filings including, but not limited to, all filings with the Securities and Exchange Commission in accordance with the Act, as amended, and the Securities Exchange Act of 1934, as amended. SkyGivers shall promptly notify IMOJO of any event or occurrence not in the ordinary course of business of SkyGivers which comes to SkyGivers' attention and which has, or could reasonably be expected to have, a Material Adverse Effect on the business of SkyGivers.

                  (b) Except as expressly contemplated by this Agreement, SkyGivers shall not, without the prior written consent of IMOJO:

                           (i) Declare or pay any dividends on or make any other
distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with written agreements providing for the repurchase of shares in connection with any termination of service to SkyGivers, except that SkyGivers may, with full disclosure of this transaction and any other material information, conclude the Redemption provided that SkyGivers does not expend more than $2,500 in payment of the Redemption Price;

                           (ii) Issue, deliver or sell, authorize or propose the
issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

                           (iii) Solicit approval for or effect any amendments
to SkyGivers Articles of Incorporation or Bylaws;

                           (iv) Acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to SkyGivers;

                           (v) Sell, lease, license, pledge or otherwise dispose
of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

                           (vi) Incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances, other than in the ordinary course of business consistent with past practice;

                           (vii) Pay, discharge or satisfy any claim, liability
or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Financial Statements;

                           (viii) Enter into or amend any employment, severance,
termination contract or other agreement or arrangement with, or pay any bonus or remuneration, including without limitation, any severance or termination pay to, any director, employee or consultant, or increase the salaries, wage rates, or other payments or benefits of its directors, officers, employees, or consultants;

                           (ix) Transfer, assign or otherwise grant or convey to
any person or entity any rights in, to or under its intellectual property;

                           (x) Engage in any activities or transactions that are
outside the ordinary course of its business; or

                           (xi) Take, or agree (in writing or otherwise) to
take, any of the actions described in this Article, or any action which would make any of the representations or warranties of SkyGivers contained in this Agreement untrue or inaccurate or result in any of the conditions to the Merger set forth herein not being satisfied.

                  (c) Each of SkyGivers and IMA shall afford to IMOJO and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable prior notice during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement to (i) all of its respective properties, books, contracts, commitments and records, and
(ii) all other information concerning its business, properties and personnel as IMOJO may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                  (d) Each holder (a "Controlling Stockholder") of the Common Stock who beneficially owns greater than a five (5%) percent interest shall not, until the Closing Date, without the prior written consent of IMOJO, sell or authorize the sale of any of its shares of capital stock of SkyGivers or securities convertible into such shares.

                  (e) Prior to the Closing, SkyGivers directors shall authorize and cause to be executed and filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series A Preferred Stock in the form annexed hereto as Exhibit A.

                  (f) Upon execution of this Agreement, SkyGivers and IMOJO in conjunction with counsel for each will promptly prepare and file with the SEC within 15 days after the execution of this Agreement, a Report on Form 8-K with respect to the Merger.


                                   ARTICLE 7
                       POST CLOSING COVENANTS OF SKYGIVERS

                  (a) Immediately following the Closing or as soon thereafter as is reasonably practicable, SkyGivers shall take all steps necessary to ensure that its Board of Directors is comprised of Corey Morrison and Steven Cantor, who shall hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of SkyGivers until the next annual stockholders' meeting of SkyGivers and until their successors shall be duly elected or appointed and qualified.

                  (b) SkyGivers will continue, for a period of one year following the Closing Date, at least one of the business enterprises of IMOJO.

                  (c) Following the Closing, SkyGivers shall take such steps as may be reasonably necessary and proper to authorize (1) the change of its name to Imojo, Inc. or such other name as Imojo may designate, (2) the transfer of the existing SkyGivers business model, including the intangible assets listed on Schedule A hereto related thereto, to Carol Fitzgerald, and (3) cause the trading symbol of SkyGivers to be changed.

                  (d) Within thirty (30) days after the change of the SkyGivers trading symbol, SkyGivers shall pay its outstanding liabilities (not to exceed $50,000) to third parties in accordance with the schedule of liabilities delivered to IMOJO.

                                   ARTICLE 8
                         OBLIGATIONS OF IMOJO AT CLOSING

         At the Closing, IMOJO or the IMOJO Stockholders (as the case may be) shall deliver or cause to be delivered to SkyGivers the following in a form and substance reasonably satisfactory to SkyGivers:

                  (a) Stock certificates for all of the IMOJO Shares duly endorsed for transfer or accompanied by duly executed stock powers executed in blank;

                  (b) Executed Certificate of Merger for IMA with and into IMOJO for filing in the State of Delaware;

                  (c) A Certificate of Good Standing from the Secretary of State of Delaware for IMOJO, together with a copy of the resolutions of the Board of Directors of IMOJO and the IMOJO Stockholders, authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith.


                                   ARTICLE 9
                   OBLIGATIONS OF IMA AND SKYGIVERS AT CLOSING

         At Closing, IMA or SkyGivers (as the case may be) shall deliver or cause to be delivered to IMOJO the following in form and substance reasonably satisfactory to IMOJO and the IMOJO Stockholders, as the case may be:

                  (a) Certificates representing the Shares and Warrants to the IMOJO Stockholders;

                  (b) Executed Certificate of Merger of IMA with and into IMOJO for filing in the State of Delaware;

                  (c) A Certificate of Good Standing from the Secretaries of State of Delaware and Nevada for IMA and SkyGivers, respectively;

                  (d) The resignation of all of SkyGivers' officers and directors;

                  (e) A Certificate signed by the Chief Executive Officer of each of SkyGivers and IMA to the effect that (i) the representations and warranties of SkyGivers and IMA set forth in this Agreement are true and correct in all material respects on and as of the Closing Date; (ii) there shall have been no Material Adverse Effect with respect to SkyGivers or IMA from the date of this Agreement through the Closing Date; and (iii) all covenants requiring pre-Closing performance have been performed;

                  (f) A Certificate signed by the Secretary of each of SkyGivers and IMA certifying (i) the resolutions adopted by the respective Boards of Directors authorizing (A) the execution and delivery of this Agreement, (B) the consummation of the transactions contemplated hereby and (C) the execution, delivery and filing of the Certificate of Designation with respect to the Series A Preferred Stock, (ii) a true copy of each corporation's Certificate of Incorporation, as amended to date, including, but not limited to, a certified copy of the filed Certificate of Designation with respect to the Series A Preferred Stock, and (iii) a true copy of each corporation's Bylaws, as amended to date.



                                   ARTICLE 10
                                   TERMINATION

         This Agreement may be terminated and the merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by the parties following mutual written consent duly authorized by the Boards of Directors of each of the parties hereto;

                  (b) by IMOJO, if satisfactory due diligence, performed in good faith, cannot be completed by 5:00 p.m. on March 20, 2001;

                  (c) by any of the parties if the Effective Time shall not have occurred as soon as reasonably practicable but no later than April 30, 2001; provided, however, that the right to terminate this Agreement under this Section 10(c) shall not be available if the reason the Effective Time has not occurred is the intentional failure by the party seeking termination to fulfill any obligation under this Agreement; or

                  (d) by IMOJO or SkyGivers in the event IMOJO or IMA fails to obtain stockholder approval required by the Agreement;

                  (e) by IMOJO, following discovery of: (i) information that, in the reasonable discretion of IMOJO, may be material and adverse to either SkyGivers or IMOJO or their respective businesses, or constitutes a material adverse change to the business of SkyGivers or IMOJO on a going forward basis; or (ii) a breach of any representation or warranty made by SkyGivers or IMA contained in Article 3 hereof; and

                  (f) by IMOJO, in the event that SkyGivers, by the Effective Time, fails to (i) consummate the Redemption or otherwise recapitalize and reduce the number of its outstanding shares of common stock to no more than 285,000,000 shares, and (ii) obtain executed waivers and releases as provided in
Section 5(e) hereof.

         In the event of termination of this Agreement pursuant to this Article 10, the Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party, or any of their respective officers or directors except as set forth in Section 11.1; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement

                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.1 EXPENSES. Except as provided in the remainder of this
Section 11.1, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the preceding sentence, the Surviving Corporation in the Merger shall be responsible for the payment of all legal and accounting fees incurred by SkyGivers through the closing of the Merger. In this regard, all outstanding legal fees and disbursements payable to SkyGivers' special counsel, Westerman Ball Ederer & Miller, LLP, as of the date of an IMOJO Offering (as hereinafter defined), shall be payable in full in cash on the date of the closing of the IMOJO Offering. In the event that this Agreement is terminated for any reason prior to Closing, IMOJO will pay to SkyGivers' special counsel, upon the closing of an IMOJO Offering, an amount equal to fifty (50%) percent of the outstanding legal fees and disbursements of SkyGivers' special counsel. In addition, IMOJO agrees that, as a condition to the Closing of the Merger, IMOJO will make payments to certain third party service providers engaged by SkyGivers' special counsel in the aggregate amount of approximately $10,000, to be identified as soon as possible after the execution of this Agreement and in no event later than the date of the Closing. As used in this Agreement, the term IMOJO Offering shall mean a public or private placement or placements of securities by SkyGivers or IMOJO (either before or after the Merger) yielding gross proceeds to the issuer of a minimum of $250,000 in the aggregate. Written notice of the consummation of an IMOJO Offering will be provided to SkyGivers' special counsel at the address set forth in Article 4 hereof on the closing date of an IMOJO Offering. IMOJO agrees to use its reasonable best efforts to promptly consummate an IMOJO Offering. All legal fees and disbursements owed to SkyGivers' special counsel shall be payable without offset on September 1, 2001 if an IMOJO Offering shall not have occurred prior to such date. IMOJO and SkyGivers acknowledge that SkyGivers' special counsel is an intended third party beneficiary of this Section 11.1. This
Section 11.1 will survive any termination of this Agreement.

         SECTION 11.2 LIABILITIES; REMEDIES. No SkyGivers stockholder, director, officer, employee or agent shall have any personal liability to IMOJO or any IMOJO Stockholder in connection with any breach by SkyGivers of any of the representations and warranties contained in Article 3 hereof, PROVIDED such person had no actual notice or knowledge, as of the date of the Closing Date, of the facts which constitute any such breach; and provided, further, that even if such person had actual notice or knowledge as of the date of the Closing Date of the facts which constitute any such breach, such person shall not have the personal liability if an officer or director of IMOJO had actual notice or knowledge of such breach on the Closing Date. Notwithstanding any other remedies which may be available to IMOJO for any breach of a representation or warranty contained in Article 3, IMOJO may, in its discretion and as a result of a material breach, rescind this Agreement and unwind the transactions contemplated hereunder.

No breach of any representation or warranty by SkyGivers will permit the exercise of the rescission right described in the preceding sentence if an officer or director of IMOJO has actual notice or knowledge of such breach on the Closing Date. The right to rescind this Agreement shall survive the Closing.

         SECTION 11.3 HEADINGS. The subject headings of the sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         SECTION 11.4 CONFIDENTIALITY. The parties to this Agreement shall hold, and shall cause their representatives to hold, all negotiations, information and documents delivered pursuant to this Agreement confidential and shall not disclose for any reason, except as provided below, any such information without the prior written consent of the party to whom such information relates. If the transactions contemplated by this Agreement are not consummated for any reason, shall destroy or return to the other party all such information and documents and any copies as soon as practicable and not disclose any such information (that has not previously been disclosed by a party other than the relevant party) to any third party unless required to do so pursuant to a requirement or order under applicable laws and regulations or pursuant to a subpoena or other legal process.

         SECTION 11.5 ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, together with the agreements referenced herein or contemplated hereby, constitute the entire agreement between the parties pertaining to its subject matter and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         SECTION 11.6 FURTHER ACTION. Each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Agreement, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to the Agreement and the transactions contemplated hereby. The parties hereto shall cooperate with each other in connection with the timely making of all such filings, including by providing copies of all such documents to the other party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

         SECTION 11.7 PUBLICITY. No party to this Agreement shall issue any press release or other public statement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other parties.

         SECTION 11.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 11.9 RIGHTS OF PARTIES. Except as provided in Section 11.1, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         SECTION 11.10 ASSIGNMENT. Neither IMA nor SkyGivers shall assign this Agreement to any person or entity without the prior written consent of IMOJO. IMOJO shall not assign this Agreement to any person or entity without the prior written consent of SkyGivers. Subject to the previous sentence, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. Any assignment or attempted assignment in violation of the provisions of this Section shall be void.

         SECTION 11.11 REMEDIES. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         SECTION 11.12 EFFECT OF CERTAIN ACTIONS. No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

         SECTION 11.13 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number set forth below which facsimile is confirmed within three days by deposit of a copy of such notice in first class mail, registered or certified, postage prepaid at the address set forth below. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.


         If to IMOJO:               47 Mall Drive
                                    Unit 5
                                    Commack, NY 11725
                                    Attn: Mr. Corey Morrison

         With a copy to:            Ruskin, Moscou, Evans & Faltischek, P.C.
                                    170 Old Country Road
                                    Mineola,  NY 11501
                                    Attn: William A. Ubert, Esq.

         If to SkyGivers or to IMA: 165 Main Street
                                    Penn Yan, NY 11425
                                    Attn: Ms. Carol Fitzgerald


         With a copy to:            Westerman Ball Ederer & Miller, LLP
                                    600 Old Country Road
                                    Suite 500
                                    Garden City, NY 11530
                                    Attn: Alan C. Ederer, Esq.


         SECTION 11.14 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         SECTION 11.15 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed by, the law of the State of New York without regard to any principles of conflicts of law. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement shall be brought, maintained and conducted only in New York, and each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court for the Eastern District of New York and the New York State Courts in any such proceeding.

         SECTION 11.16 LEGAL FEES. In the event any legal action or proceeding is instituted to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees.

         SECTION 11.17 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are a part hereof as if fully set forth herein.

         SECTION 11.18 TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement where time is a factor.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first set forth above.

                                       IMOJO, INC.


                                       By:    /s/ COREY MORRISON
                                              ----------------------------------
                                       Name:  Corey Morrison
                                              ----------------------------------
                                       Title:  President
                                              ----------------------------------



                                       SKYGIVERS, INC.


                                       By:    /s/ CAROL FITZGERALD
                                              ----------------------------------
                                       Name:  Carol Fitzgerald
                                              ----------------------------------
                                       Title:  President
                                              ----------------------------------



                                       IMA ACQUISITION, INC.


                                       By:    /s/ CAROL FITZGERALD
                                              ----------------------------------
                                       Name:  Carol Fitzgerald
                                              ----------------------------------
                                       Title: President
                                              ----------------------------------